Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$19,095,030
Realized Gain (Loss) on Swap Contracts	13,693,509
Unrealized Gain (Loss) on Market Value of Commodity Futures	102,857,820
Unrealized gain (loss) on Fair Value of Swap Contracts	4,265,847
Dividend Income	1,882,357
Interest Income	970,658
ETF Transaction Fees	9,100
Total Income (Loss)	$142,774,321

Expenses
General Partner Management Fees	$377,493
Professional Fees	140,179
Brokerage Commissions	126,934
Directors' Fees and insurance	60,803
License fees	12,583
Total Expenses	$717,992
Net Income (Loss)	$142,056,329

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$886,076,412
Additions (7,500,000 Shares)	537,079,689
Withdrawals (7,400,000 Shares)	(545,956,751)
Net Income (Loss)	142,056,329

Net Asset Value End of Month	$1,019,255,679
Net Asset Value Per Share (12,923,603 Shares)	$78.87

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596